Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 1, 2022 with respect to the statement of financial condition of Eagle Point Institutional Income Fund, as of February 18, 2022, and the related notes to the statement of financial condition (collectively, the financial statements), included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 14, 2022